Xhibit, LLC 80 E. Rio Salado Parkway, Suite 115, Tempe, AZ 85281

NEWS RELEASE

XHIBIT COMPLETES MERGER WITH NB MANUFACTURING

Tempe, AZ – PR Newswire – June 7, 2012 - Xhibit LLC, a Nevada limited liability company ("Xhibit") has completed its planned merger with NB Manufacturing, Inc., a Nevada corporation (the "Company") (OTCBB: NBMF), effective June 4, 2012.

Xhibit is a cloud based technology development company focused on digital advertising and online and mobile social media, games and CRM (customer relationship management) solutions. Through its subsidiaries, SpyFire Interactive, LLC and Stacked Digital, LLC, Xhibit utilizes its branded products and services to provide digital marketing and advertising solutions for top tier advertisers and agency clients. It is in the process of developing and integrating a social media platform which it believes will generate an additional source of advertising revenue.

Under the terms of the "reverse merger", NB Manufacturing Subsidiary, LLC, a Nevada limited liability company that is a wholly owned subsidiary of the Company, has been merged into Xhibit, which is now a wholly-owned subsidiary of the Company. The owners of Xhibit will receive shares of Common Stock of the Company and will then own approximately 83.2% of the outstanding capital stock of the Company.

Chris Richarde, CEO and President of Xhibit, stated, “The completion of this merger is intended to provide Xhibit with the ability to raise capital to achieve its business strategy of leveraging the power of an integrated full-service digital advertising agency with the strengths of a best-in-class provider of digital technology for delivery across the entire online and mobile landscape.”

“We recognize the massive push to grow advertising and integrate it with social media. We believe Xhibit can do it better and create an advertising environment with a more measurable ROI for our clients”, Richarde added.

NB Manufacturing, Inc. will effectively cease to be a "shell company" and has filed a more complete description of the business that will commence via its new subsidiary, Xhibit. The Current Report on Form 8-K under the Securities Exchange Act of 1934 is available through the SEC Edgar system.

For more information see www.xhibitcorp.com.

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Contact:

NB Manufacturing, Inc. / Xhibit LLC

Mike Schifsky, CFO

435.655.5474

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Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of NB Manufacturing, Inc. and Xhibit LLC. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the advantages of Xhibit's products and services, anticipated advantages resulting from the merger, whether funding anticipated from completing the merger will result,, successful completion and development of the social media component of the business and its market acceptance, the business strategy, plans and objectives of the Company and Xhibit LLC; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects", “intended” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results and ultimate corporate actions could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the perception of investors of the newly merged company and their willingness to fund this newly public company, the demand for a social media site and viability of it for advertising, new products and services developed by other companies, market share garnered by competitors, ability to maintain customer and vendor relationships, and those factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov), among other factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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